UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

January 31, 2003 (Date of Report)

GENETRONICS BIOMEDICAL CORPORATION

((Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-29608 (Commission File Number)	33-0969592 (IRS Employer Identification No.)

11199 Sorrento Valley Road, San Diego California, 92121-1334 (Address of principal executive offices)

(858) 597-6006 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report.)

ITEM 2. Acquisition or Disposition of Assets.
Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 99.1

ITEM 2. Acquisition or Disposition of Assets.

On January 31, 2003, Genetronics Biomedical Corporation (the “Company”) completed the sale of substantially all of the properties and assets that are primarily used in its BTX Division to Harvard Bioscience, Inc., a Delaware corporation (“HBI”), for a purchase price of $3.7 million in cash of which $3.5 million was paid at the closing and the remaining $200,000 was deposited in escrow pursuant to an escrow agreement expiring in April 2004. The Company will also receive a royalty on net sales of BTX products above certain sales targets for a period of four years. The assets sold included all equipment and other tangible personal property, inventory, identified contracts, accounts receivable, intellectual property and general intangibles, licenses and authorizations and records and lists primarily used in the BTX Division. HBI also obtained rights to certain intellectual property through a license executed concurrently with the sale. HBI assumed certain of the accounts payable of the BTX Division, certain obligations under the assumed customer contracts, substantially all of the product warranty liabilities of the BTX Division and other specifically identified liabilities. The purchase price was determined by arms-length negotiations between the Company and HBI. On December 23, 2002, Seidman & Co., Inc., an independent financial advisor, delivered its oral opinion to the Company’s Board of Directors and December 24, 2002, reaffirmed its opinion in writing, that, as of that date and based on and subject to the matters described in its written letter opinion, the consideration anticipated to be received by the Company as a result of the sale of substantially all of the properties and assets that are primarily used in the BTX Division was fair from a financial point of view to the holders of the Company’s common stock.

Item 7. Financial Statements and Exhibits.

     (a)  None.

     (b)  Pro forma financial information reflecting the sale of the BTX Division is set forth on pages 3 through 6 of this Current Report on Form 8-K.

     (c)  The following exhibits are attached hereto and incorporated herein by reference.

Exhibit No.	Exhibit Description

2.1	Asset Purchase Agreement dated as of December 24, 2002 entered into by and among the Company, Genetronics, Inc. and Harvard Bioscience, Inc. (incorporated by reference from Exhibit A of the Company’s Definitive Proxy Statement filed with the SEC on January 7, 2003).

99.1	Press Release dated February 3, 2003 announcing the disposition.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial information presents pro forma information for the Company giving effect to the sale of the BTX Division, which occurred on January 31, 2003 (the “Transaction”). The pro forma consolidated financial information is based upon the historical consolidated financial statements of Genetronics Biomedical Corporation for each of the periods presented. The pro forma information is presented as of September 30, 2002 for balance sheet purposes and for the year ended December 31, 2001 and the interim period ended September 30, 2002 for statement of operations purposes.

The pro forma consolidated balance sheet as of September 30, 2002 has been presented as if the Transaction had occurred on September 30, 2002.

The pro forma consolidated statements of operations for the nine month period ended September 30, 2002 and for the year ended December 31, 2001 have been presented as if the Transaction had occurred at the beginning of each period presented.

The pro forma consolidated financial statements have been prepared by Genetronics Biomedical Corporation and all calculations have been made by Genetronics Biomedical Corporation based upon assumptions considered appropriate by the Company. Because the Transaction closed recently, the pro forma financial information is based upon preliminary estimates which could result in adjustments when the final amounts are determined. The estimates included herein are not expected to differ materially from the amounts included herein.

The pro forma consolidated financial information is unaudited, is presented for informational purposes only and does not necessarily indicate what the actual results of operations would have been had the Transaction occurred on the dates indicated, or what the future operating results or financial position of Genetronics Biomedical Corporation may be.

Genetronics Biomedical Corporation
Pro Forma Condensed Consolidated Statement of Operations (Unaudited)
Nine Months Ended September 30, 2002

		Disposition
	As reported	Adjustments	Pro Forma

REVENUE
Net sales	$2,663,998	$(2,663,998)	$0
License fee and milestone payments	50,463		50,463
Government grants	0		0
Revenue under collaborative research and development arrangements	62,865		62,865

Total revenue	2,777,326	(2,663,998)	113,328

EXPENSES
Cost of sales	1,128,621	(1,128,621)	0
Research and development	2,016,737	(165,312)	1,851,425
Selling, general and administrative	4,046,025	(1,291,356)	2,754,669

Total operating expenses	7,191,383	(2,585,289)	4,606,094

(Loss) income from operations	(4,414,057)	(78,709)	(4,492,766)
Other income (expenses) Interest income	28,589		28,589
Interest expense	(4,560)		(4,560)
Foreign exchange loss	0		0

Net (loss) income	$(4,390,028)	$(78,709)	$(4,468,737)

Net (loss) income per share — basic and diluted	$(0.12)		$(0.12)
Shares used in calculation of earnings per share	37,812,744		37,812,744
Basic
Diluted	37,812,744		37,812,744

Genetronics Biomedical Corporation
Pro Forma Condensed Consolidated Statement of Operations (Unaudited)
Nine Months Ended December 31, 2001

			Disposition
	As reported	Adjustments	Pro Forma

REVENUE
Net sales	$3,017,747	$(3,017,747)	$0
License fee and milestone payments	981		981
Government grants	0		0
Revenue under collaborative research and development arrangements	109,669		109,669

Total revenue	3,128,397	(3,017,747)	110,650

EXPENSES
Cost of sales	1,322,763	(1,322,763)	0
Research and development	2,325,045	(246,624)	2,078,421
Selling, general and administrative	5,928,502	(1,956,406)	3,972,096

Total operating expenses	9,576,310	(3,525,793)	6,050,517

(Loss) income from operations	(6,447,913)	508,046	(5,939,867)
Other income (expenses) Interest income	98,865		98,865
Interest expense	(10,742)		(10,742)
Foreign exchange loss	0		0

Net (loss) income	(6,359,790)	508,046	(5,851,744)
Unrealized gain on short-term investment/reclassification of loss	(2,152)		(2,152)

Comprehensive loss	$(6,361,942)	$508,046	$(5,853,896)

Net (loss) income per share — basic and diluted	$(0.19)		$(0.17)
Shares used in calculation of earnings per share	33,759,404		33,759,404
Basic
Diluted	33,759,404		33,759,404

Genetronics Biomedical Corporation
Pro Forma Condensed Consolidated Balance Sheet (Unaudited)
As of September 30, 2002

		Disposition
	As Reported	Adjustments(1)	Pro Forma

Assets
Current
Cash and cash equivalents	$1,364,982	$3,700,000	$5,064,982
Short term investments	994,260		994,260
Accounts receivable, net	628,388	(619,488)	8,900
Inventories	758,622	(758,622)	0
Prepaid expenses and other	30,030		30,030

Total current assets	3,776,282	2,321,890	6,098,172
Fixed assets, net	421,080	(55,339)	365,741
Other assets, net	2,354,154		2,354,154

Total assets	$6,551,516	$2,266,551	$8,818,067

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current
Accounts payable and accrued expenses	$1,020,903	$91,905	$1,112,808
Current portion of obligations under capital leases	21,969		21,969
Deferred revenue	201,608		201,608

Total current liabilities	1,244,480	91,905	1,336,385
Obligations under capital leases	3,873		3,873
Deferred rent	36,875		36,875

Total liabilities	1,285,228	91,905	1,377,133
Stockholders’ equity Common Stock, $0.001 par value	40,173		40,173
Additional paid-in-capital	53,259,725		53,259,725
Special warrants	3,853,177		3,853,177
Receivables from executive/stockholders for stock purchase	(33,042)		(33,042)
Cumulative translation adjustment	(101,997)		(101,997)
Accumulated deficit	(51,751,748)	2,174,646	(49,577,102)

Total stockholders’ equity	5,266,288	2,174,646	7,440,934

Total liabilities and stockholders’ equity	$6,551,516	$2,266,551	$8,818,067

(1)	Includes accrual of $330,000 for estimated closing costs.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENETRONICS BIOMEDICAL CORPORATION

DATED: February 13, 2003	By:	/s/ Peter Kies

Peter Kies Chief Financial Officer